GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES 4TH QUARTER AND 2016
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, January 25, 2017 — Genuine Parts Company (NYSE: GPC) plans to release Fourth Quarter and Year-End Earnings on February 21, 2017. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-604-9665. The conference ID is 5619563. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 5619563, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 7, 2017.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President-Investor Relations – (678) 934-5628